Exhibit 10.1

Execution Version

AMENDED AND RESTATED working capital loan AGREEMENT

THIS AMENDED AND RESTATED WORKING CAPITAL LOAN AGREEMENT (this “Agreement”), dated as of September 30, 2021, is made and entered into by and among Pontem Corporation, a Cayman Islands exempted company (the “Company”), Pontem LLC, a Delaware limited liability company and HSM-Invest, a Switzerland simple or general non-commercial partnership (each, a “Funding Party,” and collectively, the “Funding Parties,” and together with the Company, the “Parties”).

RECITALS

WHEREAS, the Company completed an initial public offering (the “Offering”) pursuant to which it issued 69,000,000 units (the “Units”), with each Unit comprised of one Class A ordinary share, par value $0.0001 per share (the “Class A Shares”), of the Company and one-third of one warrant, each whole warrant exercisable to purchase one Class A Share at $11.50 per share, subject to certain adjustments; and

WHEREAS, the Parties entered into a Working Capital Loan Agreement dated April 30, 2021 (the “Initial Working Capital Loan Agreement”) wherein the Funding Parties agreed to advance to the Company from time to time up to $1,200,000 as would be necessary to fund the Company’s working capital expenses prior to completion of any merger, capital stock exchange, asset acquisition, stock purchase, reorganization or other similar business combination by the Company with one or more businesses (the “Business Combination”); and

WHEREAS, the Parties intend to amend and restate the Initial Working Capital Loan Agreement in its entirety.

NOW, THEREFORE, in consideration of the representations, covenants and agreements contained herein, and certain other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1.           (a) From time to time, as may be requested by the Company, each of the Funding Parties agree to advance to the Company from time to time up to the maximum amount allocated thereto on Schedule 1 hereto on a pro rata basis (collectively, the “Advances”), up to a maximum of $4,000,000 in the aggregate, in each instance pursuant to the terms of the form of promissory note attached as Exhibit A hereto (the “Note”), as may be necessary to fund the Company’s working capital expenses prior to completion of any potential Business Combination.

(b) Each of the Funding Parties represents to the Company that they are capable of making such Advances to satisfy their respective obligations under clause (a) of this Section 1. In addition, the Company acknowledges and agrees that the respective obligations of each of the Funding Parties to provide such Advances are several and not joint, and that the failure of any Funding Party to fund any Advance when due shall not impose any additional obligation on the other non-defaulting Funding Parties.

(c) Notwithstanding anything herein to the contrary, the Payee hereby waives any and all right, title, interest or claim of any kind (each, a “Claim”) in or to, and any distribution of or from the trust account established for the benefit of the public stockholders of the Company and into which substantially all of the proceeds of the Company’s Offering are deposited (the “Trust Account”), and hereby agrees not to seek recourse, reimbursement, payment or satisfaction for any Claim against the Trust Account for any reason whatsoever; provided, however, that if the Maker completes a Business Combination, the Maker shall promptly repay the principal balance of this Note out of the proceeds released to the Maker from the Trust Account.

2. This Agreement, together with the Note, constitutes the entire agreement and understanding of the parties hereto in respect of the advancement of expenses contemplated herein and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way thereto or to the transactions contemplated hereby in connection therewith. This Agreement may not be changed, amended, modified or waived (other than to correct a typographical error) as to any particular provision, except by a written instrument executed by the parties hereto.

3. No party may assign either this Agreement or any of his, her or its rights, interests, or obligations hereunder without the prior written consent of the other party. Any purported assignment in violation of this paragraph shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee. This Agreement shall be binding on the undersigned and each of his or its heirs, personal representatives, successors and assigns including, in the case of the Company, any successor thereto as a result of the completion of a Business Combination.

4. All notices, statements or other documents which are required or contemplated by this Agreement shall be: (i) in writing and delivered personally or sent by first class registered or certified mail, overnight courier service or facsimile or electronic transmission to the address designated in writing, (ii) by facsimile to the number most recently provided to such party or such other address or fax number as may be designated in writing by such party and (iii) by electronic mail, to the electronic mail address most recently provided to such party or such other electronic mail address as may be designated in writing by such party. Any notice or other communication so transmitted shall be deemed to have been given on the day of delivery, if delivered personally, on the business day following receipt of written confirmation, if sent by facsimile or electronic transmission, one (1) business day after delivery to an overnight courier service or five (5) days after mailing if sent by mail. Such notice, statement or demand shall be addressed as follows.

If to the Company:

Pontem Corporation
1140 Avenue of the Americas, 9th Floor
New York, NY 10036
Attn: Hubertus Muehlhaeuser

If to the Funding Parties:

Pontem LLC

1140 Avenue of the Americas, 9th Floor
New York, NY 10036

Attn: Nina Murphy

HSM-Invest

Hurdnerstrasse 66
8640 Hurden SZ, Switzerland

Attn: Hubertus Muehlhaeuser

5. This Agreement may be executed in any number of original or facsimile counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

6. This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

7. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. The parties hereto (i) agree that any action, proceeding, claim or dispute arising out of, or relating in any way to, this Agreement shall be brought and enforced in the courts of New York, in the State of New York, and irrevocably submit to such jurisdiction and venue, which jurisdiction and venue shall be exclusive and (ii) waive any objection to such exclusive jurisdiction and venue or that such courts represent an inconvenient forum.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first written above.

PONTEM CORPORATION

By:	/s/ Nina Murphy
Name:	Nina Murphy
Title:	Chief Financial Officer

PONTEM LLC

By:	/s/ Nina Murphy
Name:	Nina Murphy
Title:	Chief Financial Officer and Secretary

HSM-INVEST

By:	/s/ Hubertus Muehlhaeuser
Name:	Hubertus Muehlhaeuser
Title:	Partner

Schedule I

Allocation

	Maximum Advances	Percentage
Pontem LLC	$2,000,000	50.00%
HSM-Invest	$2,000,000	50.00%
Total	$4,000,000	100.00%

Schedule I

Exhibit A

Promissory Note

THIS PROMISSORY NOTE (“NOTE”) HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). THIS NOTE HAS BEEN ACQUIRED FOR INVESTMENT ONLY AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF REGISTRATION OF THE RESALE THEREOF UNDER THE SECURITIES ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY IN FORM, SCOPE AND SUBSTANCE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

PROMISSORY NOTE

Dated as of [●], 2021

Principal Amount: $2,000,000

(as set forth on the Schedule of Borrowings attached hereto)

New York, New York

Pursuant to that certain Amended and Restated Working Capital Loan Agreement (the “Agreement”), dated as of September 30, 2021 by and among Pontem Corporation, a Cayman Islands exempted company (the “Maker”), and Pontem LLC, Delaware limited liability company (“Sponsor”), and HSM-Invest, a Switzerland simple or general non-commercial partnership (“HSM-Invest”), the Maker promises to pay to the order of [Sponsor // HSM-Invest], or its registered assigns or successors in interest (the “Payee”), the principal sum of Two Million U.S. Dollars ($2,000,000) (as set forth on the Schedule of Borrowings attached hereto) in lawful money of the United States of America, on the terms and conditions described below. All payments on this Note shall be made by check or wire transfer of immediately available funds or as otherwise determined by the Maker to such account as the Payee may from time to time designate by written notice in accordance with the provisions of this Note. Certain terms used herein but not defined herein shall have the meaning given to such terms in the Agreement.

This Note, together with that certain Promissory Note, dated as of the date hereof, between the Maker and [HSM-Invest // Sponsor], are collectively referred to as the “Working Capital Promissory Notes”. The “Payee” under the Working Capital Promissory Notes are collectively referred to as the “WC Payees” and each as a “WC Payee”.

1. Principal. The principal balance of this Note shall be payable by the Maker on the date on which Maker consummates its Business Combination (the “Maturity Date”). The principal balance may be prepaid at any time. Under no circumstances shall any individual, including but not limited to any officer, director, employee or shareholder of the Maker, be obligated personally for any obligations or liabilities of the Maker hereunder.

2. Interest. No interest shall accrue on the unpaid principal balance of this Note.

3. Drawdown Requests. Maker and the Payee agree that Maker may request up to Two Million Dollars ($2,000,000) to fund Maker’s working capital expenses prior to completion of any potential Business Combination. The principal of this Note may be drawn down from time to time prior to the Maturity Date, upon written request from Maker to the Payee (each, a “Drawdown Request”). Each Drawdown Request must state the amount to be drawn down, and must not be an amount less than One Thousand Dollars ($1,000) unless agreed upon by Maker and the Payee. The Payee shall fund each Drawdown Request no later than one (1) business day after receipt of a Drawdown Request; provided, however, that the maximum amount of drawdowns collectively under the Working Capital Promissory Notes is Two Million Dollars ($2,000,000) and that amounts of principal may only be drawn down under this Note on a pro rata basis (based on the allocation set forth on Schedule I of the Agreement) with amounts drawn down upon under the other Working Capital Promissory Note. The obligation of each WC Payee to fund Drawdown Requests shall be several and not joint. No fees, payments or other amounts shall be due to Payee in connection with, or as a result of, any Drawdown Request by Maker.

4.  Application of Payments. All payments shall be applied first to payment in full of any costs incurred in the collection of any sum due under this Note, including (without limitation) reasonable attorney’s fees, then to the payment in full of any late charges and finally to the reduction of the unpaid principal balance of this Note.

Exhibit A-1

5. Events of Default. The following shall constitute an event of default (“Event of Default”):

(a) Failure to Make Required Payments. Failure by Maker to pay the principal amount due pursuant to this Note within five (5) business days of the Maturity Date.

(b) Voluntary Bankruptcy, Etc. The commencement by Maker of a voluntary case under any applicable bankruptcy, insolvency, reorganization, rehabilitation or other similar law, or the consent by it to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of Maker or for any substantial part of its property, or the making by it of any assignment for the benefit of creditors, or the failure of Maker generally to pay its debts as such debts become due, or the taking of corporate action by Maker in furtherance of any of the foregoing.

(c) Involuntary Bankruptcy, Etc. The entry of a decree or order for relief by a court having jurisdiction in the premises in respect of Maker in an involuntary case under any applicable bankruptcy, insolvency or other similar law, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of Maker or for any substantial part of its property, or ordering the winding-up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days.

[(d) Cross Defaults, Etc. The provision of notice of an Event of Default to Maker by any other WC Payee with respect to any other Working Capital Promissory Note.]

6. Remedies.

(a) Upon the occurrence of an Event of Default specified in Section 5(a) hereof, the Payee may, by written notice to Maker, declare this Note to be due immediately and payable, whereupon the unpaid principal amount of this Note, and all other amounts payable hereunder, shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the documents evidencing the same to the contrary notwithstanding.

(b) Upon the occurrence of an Event of Default specified in Section 5(b) or 5(c) hereof, the unpaid principal balance of this Note, and all other sums payable with regard to this Note, shall automatically and immediately become due and payable, in all cases without any action on the part of the Payee.

7. Waivers. Maker and all endorsers and guarantors of, and sureties for, this Note waive presentment for payment, demand, notice of dishonor, protest, and notice of protest with regard to this Note, all errors, defects and imperfections in any proceedings instituted by the Payee under the terms of this Note, and all benefits that might accrue to Maker by virtue of any present or future laws exempting any property, real or personal, or any part of the proceeds arising from any sale of any such property, from attachment, levy or sale under execution, or providing for any stay of execution, exemption from civil process, or extension of time for payment; and Maker agrees that any real estate that may be levied upon pursuant to a judgment obtained by virtue hereof, on any writ of execution issued hereon, may be sold upon any such writ in whole or in part in any order desired by the Payee.

8. Unconditional Liability. Maker hereby waives all notices in connection with the delivery, acceptance, performance, default, or enforcement of the payment of this Note, and agrees that its liability shall be unconditional, without regard to the liability of any other party, and shall not be affected in any manner by any indulgence, extension of time, renewal, waiver or modification granted or consented to by the Payee, and consents to any and all extensions of time, renewals, waivers, or modifications that may be granted by Payee with respect to the payment or other provisions of this Note, and agrees that additional makers, endorsers, guarantors, or sureties may become parties hereto without notice to Maker or affecting Maker’s liability hereunder.

9. Notices. All notices, statements or other documents which are required or contemplated by this Agreement shall be: (i) in writing and delivered personally or sent by first class registered or certified mail, overnight courier service or facsimile or electronic transmission to the address designated in writing, (ii) by facsimile to the number most recently provided to such party or such other address or fax number as may be designated in writing by such party and (iii) by electronic mail, to the electronic mail address most recently provided to such party or such other electronic mail address as may be designated in writing by such party. Any notice or other communication so transmitted shall be deemed to have been given on the day of delivery, if delivered personally, on the business day following receipt of written confirmation, if sent by facsimile or electronic transmission, one (1) business day after delivery to an overnight courier service or five (5) days after mailing if sent by mail.

Exhibit A-2

10. CONSTRUCTION. THIS NOTE SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAW PROVISIONS THEREOF.

11. Severability. Any provision contained in this Note which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

12. Trust Waiver. Notwithstanding anything herein to the contrary, the Payee hereby waives any and all right, title, interest or claim of any kind (each, a “Claim”) in or to, and any distribution of or from the trust account established for the benefit of the public stockholders of the Company and into which substantially all of the proceeds of the Company’s Offering are deposited (the “Trust Account”), and hereby agrees not to seek recourse, reimbursement, payment or satisfaction for any Claim against the Trust Account for any reason whatsoever; provided, however, that if the Maker completes a Business Combination, the Maker shall promptly repay the principal balance of this Note out of the proceeds released to the Maker from the Trust Account.

13.   Amendment; Waiver. Any amendment hereto or waiver of any provision hereof may be made with, and only with, the written consent of the Maker and the Payee.

14.   Assignment. No assignment or transfer of this Note or any rights or obligations hereunder may be made by any party hereto (by operation of law or otherwise) without the prior written consent of the other party hereto and any attempted assignment without the required consent shall be void.

15.   Conversion.

(a) At the Payee’s option, at any time prior to payment in full of the principal balance of this Note, the Payee may elect to convert all or any portion of the outstanding principal amount of this Note into that number of warrants (the “Conversion Warrants”) equal to: (i) the portion of the principal amount of the Note being converted pursuant to this Section 15, divided by (ii) $1.50, rounded up to the nearest whole number; provided, however, that the principal amount of any Working Capital Promissory Notes converted shall not exceed in the aggregate $1,500,000 and that amounts of principal converted under this Note shall be on a pro rata basis (based on the allocation set forth on Schedule I of the Agreement) with amounts converted under the other Working Capital Promissory Note. Each Conversion Warrant shall have the same terms and conditions as the warrants issued by the Maker to the Payee pursuant to a private placement, as described in Maker’s Registration Statement on Form S-1 (333-251756). The Conversion Warrants, the Class A Shares underlying the Conversion Warrants and any other equity security of Maker issued or issuable with respect to the foregoing by way of a share dividend or share split or in connection with a combination of shares, recapitalization, amalgamation, consolidation or reorganization, shall be entitled to the registration rights set forth in that certain Registration and Shareholder Rights Agreement, dated as of January 12, 2021, among the Company, the Payees and the other parties thereto.

(b) Upon any complete or partial conversion of the principal amount of this Note, (i) such principal amount shall be so converted and such converted portion of this Note shall become fully paid and satisfied, (ii) the Payee shall surrender and deliver this Note, duly endorsed, to Maker or such other address which Maker shall designate against delivery of the Conversion Warrants, (iii) Maker shall promptly deliver a new duly executed Note to the Payee in the principal amount that remains outstanding, if any, after any such conversion and (iv) in exchange for all or any portion of the surrendered Note, Maker shall deliver to Payee the Conversion Warrants, which shall bear such legends as are required, in the opinion of counsel to Maker or by any other agreement between Maker and the Payee and applicable state and federal securities laws.

(c) The Payee shall pay any and all issue and other taxes that may be payable with respect to any issue or delivery of the Conversion Warrants upon conversion of this Note pursuant hereto; provided, however, that the Payee shall not be obligated to pay any transfer taxes resulting from any transfer requested by the Payee in connection with any such conversion.

(d) The Conversion Warrants shall not be issued upon conversion of this Note unless such issuance and such conversion comply with all applicable provisions of law.

[Signature Page Follows]

Exhibit A-3

IN WITNESS WHEREOF, Maker, intending to be legally bound hereby, has caused this Note to be duly executed by the undersigned as of the day and year first above written.

PONTEM CORPORATION

By:
Name:	Nina Murphy
Title:	Chief Financial Officer

[PAYEE]

By:
Name:
Title:

[Signature Page to Promissory Note]

SCHEDULE OF BORROWINGS

The following increases or decreases in this Note have been made:

Date of Increase or Decrease	Amount of Decrease in Principal Amount of this Note	Amount of Increase in Principal Amount of this Note	Principal Amount of this Note Following Such Decrease or Increase

Schedule of Borrowings